                                                                    EXHIBIT 15.1

        AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

February 6, 2007

The Board of Directors
TD AMERITRADE Holding Corporation

We are aware of the incorporation by reference in the Registration Statements (Numbers 333-132016, 333-105336, 333-99481, 333-99353, 333-86164 and 333-77573
on Form S-8, Number 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement Number 333-88632 on Form S-3 to Form S-4) of TD AMERITRADE Holding Corporation of our report dated February 6, 2007 relating to the unaudited condensed consolidated interim financial statements of TD AMERITRADE Holding Corporation that is included in its Form 10-Q for the quarter ended December 31, 2006.


                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois